PROSPECTUS Dated                                    Pricing Supplement No. 102
April 1, 1998                                           Effective May 22, 2000







                   U.S. $1,000,000,000                          Rule 424 (b)(3)
                                                          Registration Statement

                FORD MOTOR CREDIT COMPANY                         No. 333-45015

              VARIABLE DENOMINATION FLOATING

                   RATE DEMAND NOTES





             - - - - - - - - - - - - - - -

                Interest Rate Per Annum

                - - - - - - - - - - - -





Period      Tier One Notes    Tier Two Notes    Tier Three Notes

Beginning   Under $15,000     $15,000-$49,999   $50,000 and over

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05/22/2000       5.80%             6.00 %                 6.20%